AMENDED TO

                   ARTICLES OF INCORPORATION

                               OF

                       CopSil Corporation



     The  undersigned President and Secretary of CopSil Corporation do hereby certify:

     That  the  Board  of Directors of said Corporation, at  a  meeting  duly convened  and  held on the  12th day of May, 2000, adopted  a  resolution  to amend the original Articles, as amended and restated, as follows:

1.   Article  I  of  the Articles of Incorporation shall be  deleted  in  its entirety and the following inserted in lieu thereof:

Article I - NAME

The exact name of this corporation is:

             COCHSTEDT INTERNATIONAL AIRPORT, INC.

2.   Article VI Section 1. shall be deleted in its entirety and the following inserted in lieu thereof

Article VI - CAPITAL STOCK

          Section  1.   Authorized Shares.  The total number of shares  which

     this  corporation is authorized to issue is 100,000,000 shares of Common

     Stock  of  $.001  par value and 5,000,000 shares of Preferred  Stock  of

     $.001  par  value. The authority of the Corporation to issue  non-voting convertible and/or non-voting non-convertible preferred shares  together with  additional classes of shares may be limited by resolution  of  the

     Board  of Directors of the Corporation.  Preferred shares and additional classes  of  shares  may be issued from time to time  as  the  Board  of

     Directors may determine in their sole judgment and without the necessity of action by the holders of Shares.

     The number of shares of the corporation outstanding and entitled to vote on  an  amendment to the Articles of Incorporation is 10,000; that  the  said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled to vote thereon at a meeting of the Shareholders held May 12, 2000.

     Dated: May 12, 2000
                              /s/ Debra Nicholson
                              ____________________________________
                              DEBRA NICHOLSON, President

                              /s/ Debra Nicholson
                              _____________________________________
                              DEBRA NICHOLSON, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On May 12, 2000, personally appeared before me, a Notary Public, DEBRA NICHOLSON, who is the President and Secretary of CopSil Corporation and who acknowledged to me that she executed the above instrument on behalf of the Corporation.

                              /s/ Debra Amigone
                              _____________________________________
                              NOTARY PUBLIC